PROSPECTUS

DECEMBER 30, 2005

MFS REGATTA CHOICE

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following fund options of the MFS/Sun Life Series Trust (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Blend Equity Funds
MFS/ Sun Life Core Equity - S Class	MFS/ Sun Life Mid Cap Value - S Class
MFS/ Sun Life Global Total Return - S Class	Mid-Cap Growth Equity Funds
MFS/ Sun Life International Value - S Class	MFS/ Sun Life Mid Cap Growth - S Class
MFS/ Sun Life Strategic Value - S Class	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return - S Class	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Value - S Class	Large-Cap Growth Sector Equity Funds
Large-Cap Blend Equity Funds	MFS/ Sun Life Technology - S Class
MFS/ Sun Life Capital Opportunities - S Class	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Emerging Markets Equity - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Massachusetts Investors Trust	High-Quality Intermediate-Term Bond Funds
- S Class	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Research - S Class	MFS/ Sun Life Global Governments - S Class
MFS/ Sun Life Research International - S Class	Medium-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Bond - S Class
MFS/ Sun Life Capital Appreciation - S Class	MFS/ Sun Life Strategic Income - S Class
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Global Growth - S Class	MFS/ Sun Life High Yield - S Class
MFS/ Sun Life International Growth - S Class	Money Market Funds
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life Money Market - S Class
Stock - S Class
MFS/ Sun Life Strategic Growth - S Class

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS/Sun Life Series Trust.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

This Prospectus must be accompanied by a current prospectus for the Series Fund. Please read this Prospectus and the Series Fund prospectus carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 29, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 47 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicationg to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The MFS/Sun Life Series Trust *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

Due Proof of Death *

The Income Phase -- Annuity Provisions *

Selection of the Annuitant or Co-Annuitant *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contact *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of EEB Optional Death Benefit Rider *

Appendix E - Calcualtion of Death Benefit When EEB and MAV and 5% Roll-Up Riders are Selected *

Appendix F - Calculation of EEB Plus Optional Death Benefit *

Appendix G - Calculation of EEB Plus with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Plus with 5% Roll-Up Optional Death Benefit *

Appendix I - Condensed Financial Information *

Appendix J - Investment Options and Expenses for Initital Class Shares *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The MFS Regatta Choice Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more of the optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts, each of which invests in a separate securities portfolio of the MFS/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts financial Services Company ("MFS"), serves as investment adviser to the Series Fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

Each year for the first five Account Years, if your Account Value is less than $75,000 on your Account Anniversary, we deduct a $35 Annual Account Fee. After the fifth Account Year, we may increase the fee, but it will never exceed $50. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.00% of the average daily value of the Contract invested in the Variable Account, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account. If you annuitize before your eighth Account Anniversary, we will deduct, during the Income Phase, an additional charge equal to 0.25% of your daily Account Value.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.15% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider(s) you elect.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, one or more of the optional death benefit rider. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made in the first Account Year. For all other Account Years, the "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings, minus any free withdrawals taken during the life of your Contract or (2) 15% of the amount of all Purchase Payments made during the last 7 Account Years (including the current year) minus any free withdrawals taken during the current Account Year. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

_________

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P.O. Box 9133

          Wellesley Hills, MA 02481

          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	7%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	7%
	1-2	7%
	2-3	6%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.00%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.15%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.55%
*

The Annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed, but it will never be greater than $50. The fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $75,000 or more on your Account Anniversary. (See "Account Fee.")

**

If your initial Purchase Payment is $100,000 or more, the mortality and expense risks charge will be 0.85% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.15% of average daily net Variable Account assets, regardless of the amount of your initial Purchase Payment. If you annuitize prior to your eighth Account Anniversary, however, we will deduct an additional charge equal to 0.25% of you daily Account Value. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Rider(s) Elected	% of Average Daily Net Assets

"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.83%	1.60%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration, fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Funds prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $35,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$ 935	$1,543	$2,168	$3,572
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$ 328	$1,001	$1,698	$3,572

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix I.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE MFS/SUN LIFE SERIES TRUST

The MFS/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.

The Series Fund is composed of a number of independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in a number of investment options (each, a "Fund"), each corresponding to one of the portfolios. Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account.

Each Fund pays fees to MFS, as its investment adviser, for services rendered pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements is solely that of MFS. We undertake no obligation in this regard.

MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Funds, and which may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between the Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

The Series Fund also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.

More comprehensive information about the Series Fund and the management, investment objectives, policies, restrictions, expenses and potential risks of each Fund may be found in the current Series Fund prospectus. You should read the Series Fund prospectus carefully before investing. The statement of additional information of the Series Fund is available by calling (800) 752-7215.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In such event, renewals will be made into the Money Market Sub-Account. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Purchase Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests For Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, mortality and expense risk charges, the administrative service fee or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting A Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other then a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
●	your Account Value, minus

●	all Purchase Payments made plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payment

If you withdraw more than the free withdrawal amount, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge will never exceed the total of New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you take a withdrawal, we liquidate your Contract in the following order:
(1)	the free withdrawal amount, and

(2)	unliquidated payments on a first-in, first-out basis.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 7%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have a 7% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 6%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of Account Years
Payment Has Been	Withdrawal
In Your Contract	Charge
0-1	7%
1-2	7%
2-3	6%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 6%, regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 7% of the Purchase Payments you make under your Contract.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
●	at least one year has passed since we issued your Contract,

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1 through 5, the annual Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $75,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.00%, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. However, if you annuitize your Contract prior to your eighth Contract Anniversary, we will deduct an additional 0.25% during the Income Phase to offset the increased mortality risk during this phase. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(s) You Elect*	Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

                             _____________________________________

                             * As defined below

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Plus amount." Calculated as of the Death Benefit Date, the "EEB Plus amount" is determined as follows:

●

If you are 69 or younger on your Contract Date, the "EEB Plus amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus with MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider PLUS the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus with 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider PLUS the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider, and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:

●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●

MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●

EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●

MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV, and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of -any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:
●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, if a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, & 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.15% of your average daily net assets (1.00% if your initial Purchase Payment was $1,000,000 or more). If your Annuity Commencement Date is within 7 years of the Contract Date, the annual insurance charges will be increased by 0.25%. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 2.5% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 2.5% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the covered person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution, or

●	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2002, 2003, and 2004, approximately $54,432, $194,182, and $78,039, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial purchase payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Calculation of Performance Data
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 29, 2005, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley, Massachusetts 02481

Please send me a Statement of Additional Information for
MFS Regatta Choice Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                     State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-business day, the previous business day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are Co-Participants of a Non-Qualified Contract, the surviving Co-Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY: Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SERIES FUND: MFS/Sun Life Series Trust.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
					Payment
	Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount
(a) 1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	7.00%	$2,737
3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	6.00%	$2,400
(b) 4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c) 8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)

In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)

In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal Calculation

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.
				Remaining
Hypothetical				Free	Amount of			Hypothetical
Account				Withdrawal	Withdrawal			Account
Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	7.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	6.00%	$ 0	$49,600
(a) 4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b) 4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c) 4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d) 4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900
(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits.

Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
o	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

o	The date of surrender is 2 years from the Expiration Date (N = 24).

o	The value of the Guarantee Amount on the date of surrender is $11,910.16.

o	The interest earned in the current Account Year is $674.16.

o	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

o	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:
The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 76,100.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.
The Basic Death Benefit is the greatest of:
Account Value	= $ 60,000.00
Cash Surrender Value*	= $ 56,365.00
Adjusted Purchase Payments**	= $ 75,000.00
The Basic Death Benefit would therefore be:	= $ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal Divided By Account Value before withdrawal) = $100,000.00 x ($60,000.00 Divided By $80,000.00)

APPENDIX D

CALCULATION OF EEB OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
The Death Benefit Amount would therefore	= $135,000

- plus -

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 40% of Adjusted Purchase Payments	= $ 40,000
The lesser of the above two amounts = the EEB amount	= $ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	= $ 115,000
Cash Surrender Value*	= $ 112,000
Total of Adjusted Purchase Payments**	= $ 85,185
The Death Benefit Amount would therefore be	$ 115,000

- plus -

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 29,815
40% of the above amount	= $ 11,926
Cap of 40% of Adjusted Purchase Payments	= $ 34,074
The lesser of the above two amount = the EEB amount	= $ 11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX E

CALCULATION OF DEATH BENEFIT WHEN EEB AND MAV
AND 5% ROLL-UP RIDERS ARE SELECTED

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-up Value	= $140,000
Maximum Anniversary Value	= $142,000
The Death Benefit Amount would therefore	= $142,000

- plus -
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 40% of Adjusted Purchase Payments	= $ 40,000
The lesser of the above two amounts = the EEB amount	= $ 14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

 *Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F

CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
The Death Benefit Amount would therefore	= $135,000

- plus -
The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus amount	= $ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
Maximum Anniversary Value	= $140,000
The Death Benefit Amount would therefore	= $140,000

- plus -
The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	= $ 40,000
40% of the above amount	= $ 16,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus MAV
amount	= $ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-up Value	= $140,000
The Death Benefit Amount would therefore	= $140,000

- plus -
The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	= $ 40,000
40% of the above amount	= $ 16,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus 5% Roll-up amount	= $ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year
Bond S Class - Level 1
	2004	11.8211	12.3943	22,177
	2003	10.9115	11.8211	25,478
	2002	-	10.9115	28,207
	2001	10.0000	-	0

Bond S Class - Level 2
	2004	11.7791	12.3314	310,629
	2003	10.8892	11.7791	364,889
	2002	10.0810	10.8892	388,977
	2001	10.0000	10.0810	73,400

Bond S Class - Level 4
	2004	11.7373	12.2689	198,619
	2003	10.8670	11.7373	282,989
	2002	10.0757	10.8670	268,843
	2001	10.0000	10.0757	106,644

Bond S Class - Level 5
	2004	11.7094	12.2273	243,160
	2003	10.8522	11.7094	274,796
	2002	10.0722	10.8522	251,676
	2001	10.0000	10.0722	87,054

Bond S Class - Level 6
	2004	11.6676	12.1652	405,367
	2003	10.8300	11.6676	497,052
	2002	10.0669	10.8300	476,404
	2001	10.0000	10.0669	92,588

Bond Series - Level 1
	2004	-	-	0
	2003	12.2046	-	0
	2002	11.2490	12.2046	28,714
	2001	10.5347	11.2490	53,054
	2000	10.0000	10.5347	77,459

Bond Series - Level 2
	2004	13.1879	13.8507	484,329
	2003	12.1594	13.1879	652,106
	2002	11.2243	12.1594	675,415
	2001	10.5347	11.2243	518,393
	2000	10.0000	10.5347	62,271

Bond Series - Level 3
	2004	13.1422	13.7887	86,856
	2003	12.1295	13.1422	92,957
	2002	11.2080	12.1295	125,087
	2001	10.5300	11.2080	115,086
	2000	10.0000	10.5300	29,888

Bond Series - Level 4
	2004	13.1192	13.7576	517,563
	2003	12.1144	13.1192	608,045
	2002	11.1998	12.1144	584,110
	2001	10.5277	11.1998	568,948
	2000	10.0000	10.5277	41,361

Bond Series - Level 5
	2004	13.0735	13.6957	794,564
	2003	12.0844	13.0735	908,050
	2002	11.1834	12.0844	1,083,642
	2001	10.5230	11.1834	977,136
	2000	10.0000	10.5230	128,272

Bond Series - Level 6
	2004	13.0051	13.6033	365,273
	2003	12.0396	13.0051	400,141
	2002	11.1588	12.0396	411,300
	2001	10.5160	11.1588	319,640
	2000	10.0000	10.5160	49,564

Capital Appreciation S Class - Level 1
	2004	8.2547	9.0531	22,142
	2003	6.4963	8.2547	2,941
	2002	-	6.4963	2,975
	2001	10.0000	-	0

Capital Appreciation S Class - Level 2
	2004	8.2253	9.0071	412,736
	2003	6.4830	8.2253	455,595
	2002	9.7249	6.4830	418,181
	2001	10.0000	9.7249	102,569

Capital Appreciation S Class - Level 4
	2004	8.1960	8.9615	252,963
	2003	6.4698	8.1960	270,347
	2002	9.7198	6.4698	243,518
	2001	10.0000	9.7198	55,862

Capital Appreciation S Class - Level 5
	2004	8.1765	8.9310	338,155
	2003	6.4609	8.1765	362,711
	2002	9.7164	6.4609	393,716
	2001	10.0000	9.7164	109,690

Capital Appreciation S Class - Level 6
	2004	8.1474	8.8856	616,644
	2003	6.4477	8.1474	641,017
	2002	9.7113	6.4477	618,000
	2001	10.0000	9.7113	322,594

Capital Appreciation Series - Level 1
	2004	5.1017	5.6072	119,308
	2003	4.0037	5.1017	96,565
	2002	5.9814	4.0037	105,939
	2001	8.0903	5.9814	136,567
	2000	10.0000	8.09025	9,289

Capital Appreciation Series - Level 2
	2004	5.0751	5.5695	1,408,425
	2003	3.9889	5.0751	1,508,505
	2002	5.9683	3.9889	1,738,596
	2001	8.0848	5.9683	1,733,022
	2000	10.0000	8.084847	358,590

Capital Appreciation Series - Level 3
	2004	5.0574	5.5444	137,056
	2003	3.9790	5.0574	135,385
	2002	5.9595	3.9790	162,378
	2001	8.0813	5.9595	157,726
	2000	10.0000	8.0813	144,013

Capital Appreciation Series - Level 4
	2004	5.0486	5.5319	1,594,500
	2003	3.9741	5.0486	1,767,147
	2002	5.9551	3.9741	1,664,301
	2001	8.0795	5.9551	2,062,595
	2000	10.0000	8.0795	621,987

Capital Appreciation Series - Level 5
	2004	5.0309	5.5070	3,177,883
	2003	3.9642	5.0309	3,475,330
	2002	5.9464	3.9642	3,632,175
	2001	8.0759	5.9464	3,780,049
	2000	10.0000	8.0759	1,152,866

Capital Appreciation Series - Level 6
	2004	5.0046	5.4698	1,482,362
	2003	3.9494	5.0046	1,554,820
	2002	5.9333	3.9494	1,684,186
	2001	8.0705	5.9333	1,606,016
	2000	10.0000	8.0705	410,764

Capital Opportunities S Class - Level 2
	2004	8.2706	9.1990	170,823
	2003	6.5364	8.2706	221,647
	2002	9.5201	6.5364	224,433
	2001	10.0000	9.5201	79,372

Capital Opportunities S Class - Level 4
	2004	8.2412	9.1524	161,728
	2003	6.5230	8.2412	173,237
	2002	9.5151	6.5230	181,435
	2001	10.0000	9.5151	71,945

Capital Opportunities S Class - Level 5
	2004	8.2216	9.1213	131,443
	2003	6.5141	8.2216	149,913
	2002	9.5118	6.5141	164,551
	2001	10.0000	9.5118	53,288

Capital Opportunities S Class - Level 6
	2004	8.1922	9.0749	319,016
	2003	6.5007	8.1922	338,080
	2002	9.5067	6.5007	343,746
	2001	10.0000	9.5067	143,895

Capital Opportunities Series - Level 1
	2004	5.3491	5.9731	56,217
	2003	4.2111	5.3491	82,496
	2002	5.9814	4.2111	97,755
	2001	-	5.9814	136,567
	2000	10.0000	-	0

Capital Opportunities Series - Level 2
	2004	5.3211	5.9328	1,029,685
	2003	4.1954	5.3211	1,185,398
	2002	5.9683	4.1954	1,312,032
	2001	8.2203	5.9683	1,733,022
	2000	10.0000	8.2203	542,845

Capital Opportunities Series - Level 3
	2004	5.3025	5.9061	172,086
	2003	4.1850	5.3025	252,475
	2002	5.9595	4.1850	305,821
	2001	8.2166	5.9595	157,726
	2000	10.0000	8.2166	168,372
Capital Opportunities Series - Level 4
	2004	5.2932	5.8927	1,303,620
	2003	4.1798	5.2932	1,602,225
	2002	5.9551	4.1798	1,877,831
	2001	8.2147	5.9551	2,062,595
	2000	10.0000	8.2147	974,321

Capital Opportunities Series - Level 5
	2004	5.2746	5.8661	2,910,709
	2003	4.1694	5.2746	3,336,441
	2002	5.9464	4.1694	3,952,860
	2001	8.211	5.9464	3,780,049
	2000	10.0000	8.211	2,057,010

Capital Opportunities Series - Level 6
	2004	5.2469	5.8264	915,371
	2003	4.1538	5.2469	1,096,122
	2002	5.9333	4.1538	1,256,913
	2001	8.2053	5.9333	1,606,016
	2000	10.0000	8.2053	530,318

Emerging Growth S Class - Level 1
	2004	-	9.1740	12,792
	2003	-	-	0
	2002	-	-	0
	2001	10.0000	-	0

Emerging Growth S Class - Level 2
	2004	8.1742	9.1274	191,362
	2003	6.3058	8.1742	188,328
	2002	9.7174	6.3058	174,754
	2001	10.0000	9.7174	43,745

Emerging Growth S Class - Level 4
	2004	8.1451	9.0811	149,742
	2003	6.2929	8.1451	153,525
	2002	9.7123	6.2929	134,393
	2001	10.0000	9.7123	46,297

Emerging Growth S Class - Level 5
	2004	8.1257	9.0503	152,393
	2003	6.2843	8.1257	157,538
	2002	9.7089	6.2843	187,281
	2001	10.0000	9.7089	80,752

Emerging Growth S Class - Level 6
	2004	8.0967	9.0043	213,993
	2003	6.2714	8.0967	218,597
	2002	9.7038	6.2714	234,953
	2001	10.0000	9.7038	86,683

Emerging Growth Series - Level 1
	2004	4.2700	4.7869	65,152
	2003	3.2800	4.2700	46,887
	2002	5.0333	3.2800	57,582
	2001	7.7721	5.0333	37,403
	2000	10.0000	7.7721	9,525

Emerging Growth Series - Level 2
	2004	4.2476	4.7546	1,408,079
	2003	3.2678	4.2476	1,522,639
	2002	5.0222	3.2678	1,691,153
	2001	7.7668	5.0222	1,966,299
	2000	10.0000	7.7668	564,969

Emerging Growth Series - Level 3
	2004	4.2327	4.7332	648,076
	2003	3.2596	4.2327	565,405
	2002	5.0148	3.2596	625,165
	2001	7.7632	5.0148	648,448
	2000	10.0000	7.7632	167,798

Emerging Growth Series - Level 4
	2004	4.2253	4.7225	1,425,460
	2003	3.2556	4.2253	1,574,638
	2002	5.0111	3.2556	1,742,717
	2001	7.7615	5.0111	2,326,131
	2000	10.0000	7.7615	913,512

Emerging Growth Series - Level 5
	2004	4.2105	4.7011	3,794,094
	2003	3.2475	4.2105	4,112,743
	2002	5.0037	3.2475	4,492,842
	2001	7.7579	5.0037	5,444,437
	2000	10.0000	7.7579	2,170,423

Emerging Growth Series - Level 6
	2004	4.1884	4.6693	1,359,568
	2003	3.2353	4.1884	1,495,727
	2002	4.9926	3.2353	1,594,087
	2001	7.7526	4.9926	1,877,767
	2000	10.0000	7.7526	578,558

Emerging Markets Equity S Class - Level 2
	2004	15.0252	18.8449	24,633
	2003	9.9916	15.0252	40,714
	2002	10.3266	9.9916	14,532
	2001	10.0000	10.3266	2,009

Emerging Markets Equity S Class - Level 4
	2004	14.9718	18.7494	18,595
	2003	9.9711	14.9718	12,844
	2002	10.3212	9.9711	8,036
	2001	10.0000	10.3212	2,101

Emerging Markets Equity S Class - Level 5
2004	14.9362	18.6859	16,194
2003	9.9575	14.9362	14,159
2002	10.3176	9.9575	8,678
2001	10.0000	10.3176	1,144

Emerging Markets Equity S Class - Level 6
2004	14.8830	18.5909	39,326
2003	9.9371	14.8830	50,257
2002	10.3121	9.9371	33,666
2001	10.0000	10.3121	8,851

Emerging Markets Equity Series - Level 1
2004	11.7324	14.7717	12,266
2003	7.7657	11.7324	12,269
2002	7.9991	7.7657	12,239
2001	-	7.9991	30,597
2000	10.0000	-	0

Emerging Markets Equity Series - Level 2
2004	11.6711	14.6723	86,627
2003	7.7369	11.6711	88,849
2002	7.9816	7.7369	97,610
2001	8.1595	7.9816	90,757
2000	10.0000	8.1595	16,933

Emerging Markets Equity Series - Level 3
2004	11.6306	14.6065	27,453
2003	7.7178	11.6306	15,573
2002	7.9699	7.7178	16,685
2001	8.1559	7.9699	25,552
2000	10.0000	8.1559	20,014

Emerging Markets Equity Series - Level 4
2004	11.6102	14.5736	104,733
2003	7.7082	11.6102	100,907
2002	7.9640	7.7082	95,419
2001	8.154	7.9640	108,814
2000	10.0000	8.154	50,636

Emerging Markets Equity Series - Level 5
2004	11.5697	14.5080	253,798
2003	7.6891	11.5697	238,617
2002	7.9524	7.6891	236,222
2001	8.1504	7.9524	250,796
2000	10.0000	8.1504	105,050

Emerging Markets Equity Series - Level 6
2004	11.5092	14.4101	98,624
2003	7.6605	11.5092	92,724
2002	7.9349	7.6605	92,559
2001	8.145	7.9349	110,619
2000	10.0000	8.145	54,411

Global Governments S Class - Level 2
2004	13.1730	14.2971	41,664
2003	11.5577	13.1730	39,284
2002	9.7200	11.5577	43,653
2001	10.0000	9.7200	2,392

Global Governments S Class - Level 4
	2004	13.1262	14.2246	14,494
	2003	11.5342	13.1262	30,466
	2002	9.7149	11.5342	13,639
	2001	10.0000	9.7149	2,495

Global Governments S Class - Level 5
	2004	13.0950	14.1764	12,421
	2003	11.5184	13.0950	9,559
	2002	9.7115	11.5184	9,489
	2001	10.0000	9.7115	1,446

Global Governments S Class - Level 6
	2004	13.0484	14.1044	28,578
	2003	11.4949	13.0484	47,112
	2002	9.7064	11.4949	28,979
	2001	10.0000	9.7064	3,857

Global Governments Series - Level 1
	2004	13.6104	14.8293	53,571
	2003	-	13.6104	25
	2002	-	-	0
	2001	-	-	0
	2000	10.0000	-	0

Global Governments Series - Level 2
	2004	13.5394	14.7295	72,666
	2003	11.8488	13.5394	74,678
	2002	9.9375	11.8488	76,123
	2001	10.2736	9.9375	45,747
	2000	10.0000	10.2736	10,314

Global Governments Series - Level 3
	2004	13.4924	14.6635	19,675
	2003	11.8196	13.4924	19,691
	2002	9.9230	11.8196	31,292
	2001	10.269	9.9230	51,450
	2000	10.0000	10.269	12,317

Global Governments Series - Level 4
	2004	13.4688	14.6304	72,105
	2003	11.8050	13.4688	64,758
	2002	9.9157	11.8050	78,782
	2001	10.2667	9.9157	37,377
	2000	10.0000	10.2667	12,672

Global Governments Series - Level 5
	2004	13.4219	14.5646	139,510
	2003	11.7757	13.4219	153,707
	2002	9.9012	11.7757	160,783
	2001	10.2622	9.9012	129,687
	2000	10.0000	10.2622	54,231

Global Governments Series - Level 6
	2004	13.3517	14.4664	70,191
	2003	11.7320	13.3517	66,538
	2002	9.8795	11.7320	71,947
	2001	10.2553	9.8795	63,953
	2000	10.0000	10.2553	33,261

Global Growth S Class - Level 1
	2004	10.3068	11.7759	6,825
	2003	7.7044	10.3068	8,587
	2002	-	7.7044	11,270
	2001	10.0000	-	0

Global Growth S Class - Level 2
	2004	10.2701	11.7162	31,744
	2003	7.6887	10.2701	38,677
	2002	9.6823	7.6887	45,968
	2001	10.0000	9.6823	8,845

Global Growth S Class - Level 4
	2004	10.2336	11.6567	42,061
	2003	7.6729	10.2336	49,465
	2002	9.6772	7.6729	41,531
	2001	10.0000	9.6772	6,914

Global Growth S Class - Level 5
	2004	10.2093	11.6172	60,431
	2003	7.6624	10.2093	64,737
	2002	9.6738	7.6624	67,839
	2001	10.0000	9.6738	29,671

Global Growth S Class - Level 6
	2004	10.1729	11.5581	53,033
	2003	7.6467	10.1729	39,088
	2002	9.6687	7.6467	36,154
	2001	10.0000	9.6687	3,913

Global Growth Series - Level 1
	2004	-	8.6850	14,167
	2003	-	-	0
	2002	-	-	0
	2001	-	-	0
	2000	10.0000	-	0

Global Growth Series - Level 2
	2004	7.5489	8.6267	301,887
	2003	5.6383	7.5489	359,578
	2002	7.0742	5.6383	408,379
	2001	8.9115	7.0742	428,637
	2000	10.0000	8.9115	155,157

Global Growth Series - Level 3
	2004	7.5228	8.5882	9,115
	2003	5.6244	7.5228	9,071
	2002	7.0639	5.6244	20,123
	2001	8.9077	7.0639	25,432
	2000	10.0000	8.9077	4,354

Global Growth Series - Level 4
	2004	7.5097	8.5689	306,996
	2003	5.6175	7.5097	365,891
	2002	7.0588	5.6175	425,714
	2001	8.9058	7.0588	548,663
	2000	10.0000	8.9058	201,984

Global Growth Series - Level 5
	2004	7.4836	8.5304	551,947
	2003	5.6037	7.4836	586,270
	2002	7.0486	5.6037	634,629
	2001	8.902	7.0486	784,293
	2000	10.0000	8.902	376,659

Global Growth Series - Level 6
	2004	7.4446	8.4731	226,803
	2003	5.5830	7.4446	222,639
	2002	7.0332	5.5830	226,144
	2001	8.8963	7.0332	276,586
	2000	10.0000	8.8963	88,602

Global Total Return S Class- Level 1
	2004	-	-	0
	2003	9.6983	-	0
	2002	-	9.6983	7,980
	2001	10.0000	-	0

Global Total Return S Class - Level 2
	2004	11.7232	13.5436	141,231
	2003	9.6785	11.7232	135,471
	2002	9.7518	9.6785	80,006
	2001	10.0000	9.7518	32,456

Global Total Return S Class - Level 4
	2004	11.6815	13.4749	80,689
	2003	9.6588	11.6815	73,404
	2002	9.7467	9.6588	44,498
	2001	10.0000	9.7467	21,317

Global Total Return S Class- Level 5
	2004	11.6537	13.4292	50,184
	2003	9.6456	11.6537	47,182
	2002	9.7433	9.6456	31,335
	2001	10.0000	9.7433	7,957

Global Total Return S Class - Level 6
	2004	11.6122	13.3610	91,853
	2003	9.6258	11.6122	83,797
	2002	9.7381	9.6258	62,520
	2001	10.0000	9.7381	25,351

Global Total Return Series - Level 1
	2004	-	-	0
	2003	-	-	0
	2002	4.1904	-	0
	2001	-	4.1904	43,044
	2000	10.0000	-	0

Global Total Return Series - Level 2
	2004	11.1741	12.9358	175,912
	2003	9.1922	11.1741	150,507
	2002	9.2435	9.1922	100,244
	2001	9.9684	9.2435	86,849
	2000	10.0000	9.9684	6,315

Global Total Return Series - Level 3
	2004	11.1361	12.8788	1,868
	2003	9.1702	11.1361	17,906
	2002	-	9.1702	12,864
	2001	-	-	0
	2000	10.0000	-	0

Global Total Return Series - Level 4
	2004	11.1171	12.8502	221,787
	2003	9.1592	11.1171	212,311
	2002	9.2244	9.1592	129,638
	2001	9.963	9.2244	121,257
	2000	10.0000	9.963	25,601

Global Total Return Series - Level 5
	2004	11.0792	12.7934	404,139
	2003	9.1372	11.0792	392,672
	2002	9.2116	9.1372	199,870
	2001	9.9593	9.2116	124,339
	2000	10.0000	9.9593	20,862

Global Total Return Series - Level 6
	2004	11.0225	12.7086	131,309
	2003	9.1043	11.0225	119,039
	2002	9.1924	9.1043	72,194
	2001	9.9538	9.1924	56,565
	2000	10.0000	9.9538	5,255

Government Securities S Class- Level 1
	2004	-	11.3535	22,843
	2003	-	-	0
	2002	-	-	0
	2001	10.0000	-	0

Government Securities S Class - Level 2
	2004	11.0359	11.2960	808,370
	2003	10.9594	11.0359	974,838
	2002	10.1238	10.9594	1,072,889
	2001	10.0000	10.1238	226,581

Government Securities S Class - Level 4
	2004	10.9966	11.2387	529,438
	2003	10.9370	10.9966	679,618
	2002	10.1185	10.9370	862,933
	2001	10.0000	10.1185	187,842

Government Securities S Class - Level 5
	2004	10.9705	11.2006	496,684
	2003	10.9221	10.9705	586,861
	2002	10.1149	10.9221	679,375
	2001	10.0000	10.1149	208,275

Government Securities S Class - Level 6
	2004	10.9314	11.1436	783,398
	2003	10.8998	10.9314	903,438
	2002	10.1096	10.8998	1,121,337
	2001	10.0000	10.1096	242,126

Government Securities Series - Level 1
	2004	12.4334	12.7717	54,183
	2003	12.2948	12.4334	56,819
	2002	11.3102	12.2948	79,311
	2001	-	11.3102	82,692
	2000	10.0000	-	0

Government Securities Series - Level 2
	2004	12.3686	12.6858	1,024,867
	2003	12.2492	12.3686	1,208,076
	2002	11.2855	12.2492	1,535,010
	2001	10.6258	11.2855	1,306,150
	2000	10.0000	10.6258	173,385

Government Securities Series - Level 3
	2004	12.3256	12.6289	123,324
	2003	12.2190	12.3256	131,415
	2002	11.2690	12.2190	215,756
	2001	10.621	11.2690	124,911
	2000	10.0000	10.621	20,304

Government Securities Series - Level 4
	2004	12.3041	12.6004	1,080,942
	2003	12.2039	12.3041	1,363,351
	2002	11.2608	12.2039	1,913,473
	2001	10.6187	11.2608	1,359,479
	2000	10.0000	10.6187	209,319

Government Securities Series - Level 5
	2004	12.2612	12.5437	1,869,068
	2003	12.1737	12.2612	2,261,410
	2002	11.2443	12.1737	2,825,612
	2001	10.614	11.2443	2,413,267
	2000	10.0000	10.614	370,992

Government Securities Series - Level 6
	2004	12.1971	12.4591	991,910
	2003	12.1285	12.1971	1,193,587
	2002	11.2196	12.1285	1,486,063
	2001	10.6069	11.2196	1,153,701
	2000	10.0000	10.6069	120,982

High Yield S Class - Level 1
	2004	-	13.0232	8,191
	2003	-	-	0
	2002	-	-	0
	2001	10.0000	-	0

High Yield S Class - Level 2
	2004	11.9854	12.9572	309,681
	2003	10.0033	11.9854	380,188
	2002	9.8907	10.0033	335,353
	2001	10.0000	9.8907	82,530

High Yield S Class - Level 4
	2004	11.9428	12.8915	204,318
	2003	9.9829	11.9428	230,237
	2002	9.8856	9.9829	213,922
	2001	10.0000	9.8856	56,208

High Yield S Class - Level 5
	2004	11.9144	12.8478	263,671
	2003	9.9693	11.9144	297,600
	2002	9.8821	9.9693	268,307
	2001	10.0000	9.8821	81,594

High Yield S Class - Level 6
	2004	11.8720	12.7825	367,813
	2003	9.9489	11.8720	418,695
	2002	9.8769	9.9489	340,346
	2001	10.0000	9.8769	91,947

High Yield Series - Level 1
	2004	11.3166	12.2725	23,170
	2003	9.4127	11.3166	28,183
	2002	9.2578	9.4127	60,006
	2001	-	9.2578	83,541
	2000	10.0000	-	0

High Yield Series - Level 2
	2004	11.2576	12.1899	564,160
	2003	9.3779	11.2576	663,799
	2002	9.2375	9.3779	649,634
	2001	9.1845	9.2375	734,017
	2000	10.0000	9.1845	112,132

High Yield Series - Level 3
	2004	11.2185	12.1353	90,233
	2003	9.3547	11.2185	72,234
	2002	9.2241	9.3547	50,292
	2001	9.1804	9.2241	47,866
	2000	10.0000	9.1804	25,020

High Yield Series - Level 4
	2004	11.1989	12.1080	607,807
	2003	9.3431	11.1989	683,551
	2002	9.2173	9.3431	666,543
	2001	9.1784	9.2173	713,877
	2000	10.0000	9.1784	143,301

High Yield Series - Level 5
	2004	11.1599	12.0534	1,086,821
	2003	9.3200	11.1599	1,227,232
	2002	9.2038	9.3200	1,190,722
	2001	9.1743	9.2038	1,345,131
	2000	10.0000	9.1743	278,253

High Yield Series - Level 6
	2004	11.1015	11.9722	446,861
	2003	9.2854	11.1015	520,155
	2002	9.1836	9.2854	483,805
	2001	9.1682	9.1836	512,884
	2000	10.0000	9.1682	104,240

International Growth S Class - Level 1
	2004	-	13.3243	8,795
	2003	-	-	0
	2002	-	-	0
	2001	10.0000	-	0

International Growth S Class - Level 2
	2004	11.3099	13.2568	146,689
	2003	8.2696	11.3099	147,002
	2002	9.5087	8.2696	134,517
	2001	10.0000	9.5087	32,328

International Growth S Class - Level 4
	2004	11.2697	13.1896	121,548
	2003	8.2527	11.2697	114,783
	2002	9.5037	8.2527	112,015
	2001	10.0000	9.5037	30,439

International Growth S Class - Level 5
	2004	11.2429	13.1448	101,354
	2003	8.2414	11.2429	110,935
	2002	9.5004	8.2414	139,637
	2001	10.0000	9.5004	30,821

International Growth S Class - Level 6
	2004	11.2028	13.0780	187,883
	2003	8.2245	11.2028	183,749
	2002	9.4953	8.2245	177,116
	2001	10.0000	9.4953	46,282

International Growth Series - Level 1
	2004	9.0801	10.6917	40,952
	2003	6.6143	9.0801	35,186
	2002	-	6.6143	44,467
	2001	-	-	0
	2000	10.0000	-	0

International Growth Series - Level 2
	2004	9.0327	10.6197	363,019
	2003	6.5897	9.0327	401,649
	2002	9.5087	6.5897	493,324
	2001	9.5954	9.5087	32,328
	2000	10.0000	9.5954	36,126

International Growth Series - Level 3
	2004	9.0013	10.5720	83,982
	2003	6.5734	9.0013	63,607
	2002	-	6.5734	82,389
	2001	-	-	0
	2000	10.0000	-	0

International Growth Series - Level 4
	2004	8.9856	10.5482	445,148
	2003	6.5653	8.9856	451,383
	2002	9.5037	6.5653	520,364
	2001	9.5895	9.5037	30,439
	2000	10.0000	9.5895	31,240

International Growth Series - Level 5
	2004	8.9542	10.5007	1,050,570
	2003	6.5490	8.9542	1,067,930
	2002	9.5004	6.5490	1,180,521
	2001	9.5855	9.5004	30,821
	2000	10.0000	9.5855	72,137

International Growth Series - Level 6
	2004	8.9074	10.4298	408,580
	2003	6.5247	8.9074	423,226
	2002	9.4953	6.5247	470,467
	2001	9.5796	9.4953	46,282
	2000	10.0000	9.5796	26,179

International Investors Trust S Class- Level 2
	2004	11.4786	14.4941	32,060
	2003	8.7180	11.4786	34,052
	2002	9.3785	8.7180	27,488
	2001	10.0000	9.3785	936

International Investors Trust S Class- Level 4
	2004	11.4378	14.4206	23,284
	2003	8.7002	11.4378	15,234
	2002	9.3736	8.7002	8,018
	2001	10.0000	9.3736	1,282

International Investors Trust S Class- Level 5
	2004	11.4106	14.3717	18,984
	2003	8.6883	11.4106	14,544
	2002	9.3703	8.6883	6,025
	2001	10.0000	9.3703	442

International Investors Trust S Class- Level 6
	2004	11.3700	14.2987	48,451
	2003	8.6705	11.3700	21,760
	2002	9.3653	8.6705	19,213
	2001	10.0000	9.3653	2,236

International Investors Trust Series - Level 1
	2004	-	12.6757	10,790
	2003	-	-	0
	2002	-	-	0
	2001	-	-	0
	2000	10.0000	9.1063	9,690

International Investors Trust Series - Level 2
	2004	9.9495	12.5910	114,728
	2003	7.5324	9.9495	89,268
	2002	8.1014	7.5324	92,940
	2001	9.1002	8.1014	103,771
	2000	10.0000	9.1002	75,354

International Investors Trust Series - Level 3
	2004	9.9153	12.5349	19,530
	2003	7.5140	9.9153	6,936
	2002	-	7.5140	554
	2001	9.0962	-	27,836
	2000	10.0000	9.0962	19,952

International Investors Trust Series - Level 4
	2004	9.8981	12.5069	148,457
	2003	7.5048	9.8981	101,023
	2002	8.0840	7.5048	92,400
	2001	9.0941	8.0840	90,372
	2000	10.0000	9.0941	143,533

International Investors Trust Series - Level 5
	2004	9.8639	12.4509	328,178
	2003	7.4865	9.8639	265,678
	2002	8.0724	7.4865	230,238
	2001	9.0901	8.0724	236,598
	2000	10.0000	9.0901	395,096

International Investors Trust Series - Level 6
	2004	9.8127	12.3675	126,374
	2003	7.4590	9.8127	89,945
	2002	8.0551	7.4590	75,784
	2001	9.0840	8.0551	88,193
	2000	10.0000	9.0840	116,665

Managed Sectors S Class - Level 1
	2004	8.7179	9.1866	8,663
	2003	7.0500	8.7179	10,078
	2002	-	7.0500	12,139
	2001	10.0000	-	0

Managed Sectors S Class - Level 2
	2004	8.6869	9.1400	13,971
	2003	7.0356	8.6869	19,534
	2002	9.6377	7.0356	24,300
	2001	10.0000	9.6377	8,262

Managed Sectors S Class - Level 4
	2004	8.6560	9.0936	21,083
	2003	7.0212	8.6560	23,553
	2002	9.6326	7.0212	19,600
	2001	10.0000	9.6326	4,450

Managed Sectors S Class - Level 5
	2004	8.6354	9.0628	21,584
	2003	7.0116	8.6354	26,124
	2002	9.6292	7.0116	24,251
	2001	10.0000	9.6292	2,195

Managed Sectors S Class - Level 6
	2004	8.6046	9.0167	30,840
	2003	6.9972	8.6046	34,192
	2002	9.6242	6.9972	35,520
	2001	10.0000	9.6242	4,108

Managed Sectors Series - Level 2
	2004	5.1203	5.4000	311,840
	2003	4.1345	5.1203	350,608
	2002	5.6514	4.1345	380,499
	2001	8.867	5.6514	435,641
	2000	10.0000	8.867	160,500

Managed Sectors Series - Level 3
	2004	5.1026	5.3759	5,239
	2003	4.1243	5.1026	11,201
	2002	5.6433	4.1243	40,787
	2001	8.8633	5.6433	40,787
	2000	10.0000	8.8633	40,787

Managed Sectors Series - Level 4
	2004	5.0938	5.3638	215,596
	2003	4.1193	5.0938	272,922
	2002	5.6392	4.1193	321,889
	2001	8.8615	5.6392	419,332
	2000	10.0000	8.8615	145,449

Managed Sectors Series - Level 5
	2004	5.0761	5.3398	485,859
	2003	4.1092	5.0761	542,420
	2002	5.6311	4.1092	570,979
	2001	8.8577	5.6311	680,652
	2000	10.0000	8.8577	318,263

Managed Sectors Series - Level 6
	2004	5.0498	5.3040	232,762
	2003	4.0940	5.0498	270,190
	2002	5.6190	4.0940	252,549
	2001	8.8522	5.6190	283,968
	2000	10.0000	8.8522	64,615

Massachusetts Investors Growth Stock S Class - Level 1
	2004	8.4680	9.1676	30,217
	2003	6.9628	8.4680	32,727
	2002	-	6.9628	25,611
	2001	10.0000	-	0

Massachusetts Investors Growth Stock S Class - Level 2
	2004	8.4379	9.1210	440,009
	2003	6.9486	8.4379	484,851
	2002	9.7790	6.9486	474,378
	2001	10.0000	9.7790	127,984

Massachusetts Investors Growth Stock S Class - Level 4
	2004	8.4079	9.0748	369,707
	2003	6.9344	8.4079	420,037
	2002	9.7739	6.9344	398,429
	2001	10.0000	9.7739	136,910

Massachusetts Investors Growth Stock S Class - Level 5
	2004	8.3879	9.0440	383,121
	2003	6.9249	8.3879	400,408
	2002	9.7705	6.9249	392,837
	2001	10.0000	9.7705	119,151

Massachusetts Investors Growth Stock S Class - Level 6
	2004	8.3580	8.9980	630,418
	2003	6.9107	8.3580	722,103
	2002	9.7653	6.9107	587,666
	2001	10.0000	9.7653	180,721

Massachusetts Investors Growth Stock Series - Level 1
	2004	5.6375	6.1173	56,958
	2003	4.6151	5.6375	56,958
	2002	6.4797	4.6151	100,115
	2001	8.7153	6.4797	106,297
	2000	10.0000	8.7153	41,788

Massachusetts Investors Growth Stock Series - Level 2
	2004	5.6081	6.0761	1,852,691
	2003	4.5979	5.6081	2,091,078
	2002	6.4655	4.5979	2,228,096
	2001	8.7095	6.4655	2,636,140
	2000	10.0000	8.7095	825,447

Massachusetts Investors Growth Stock Series - Level 3
	2004	5.6483	6.1135	285,848
	2003	4.6357	5.6483	460,873
	2002	6.5251	4.6357	444,541
	2001	8.7988	6.5251	494,984
	2000	10.0000	8.7988	147,610

Massachusetts Investors Growth Stock Series - Level 4
	2004	5.5787	6.0351	3,047,724
	2003	4.5809	5.5787	3,412,410
	2002	6.4513	4.5809	3,545,908
	2001	8.7036	6.4513	4,369,839
	2000	10.0000	8.7036	1,222,281

Massachusetts Investors Growth Stock Series - Level 5
	2004	5.5592	6.0079	6,238,493
	2003	4.5695	5.5592	7,039,271
	2002	6.4418	4.5695	7,600,872
	2001	8.6997	6.4418	8,975,003
	2000	10.0000	8.6997	3,410,945

Massachusetts Investors Growth Stock Series - Level 6
	2004	5.5301	5.9673	1,896,782
	2003	4.5524	5.5301	2,129,544
	2002	6.4276	4.5524	2,217,097
	2001	8.6939	6.4276	2,735,366
	2000	10.0000	8.6939	835,704

Massachusetts Investors Trust S Class - Level 1
	2004	9.1313	10.1010	24,039
	2003	7.5325	9.1313	1,351
	2002	-	7.5325	1,382
	2001	10.0000	-	0

Massachusetts Investors Trust S Class - Level 2
	2004	9.0989	10.0498	711,492
	2003	7.5171	9.0989	746,877
	2002	9.6743	7.5171	723,445
	2001	10.0000	9.6743	208,907

Massachusetts Investors Trust S Class - Level 4
	2004	9.0665	9.9988	582,998
	2003	7.5017	9.0665	608,075
	2002	9.6692	7.5017	600,013
	2001	10.0000	9.6692	153,154

Massachusetts Investors Trust S Class - Level 5
	2004	9.0449	9.9649	568,431
	2003	7.4914	9.0449	615,935
	2002	9.6659	7.4914	662,684
	2001	10.0000	9.6659	209,645

Massachusetts Investors Trust S Class - Level 6
	2004	9.0127	9.9142	853,474
	2003	7.4761	9.0127	928,278
	2002	9.6608	7.4761	879,362
	2001	10.0000	9.6608	283,244

Massachusetts Investors Trust Series - Level 1
	2004	7.6975	8.5338	151,636
	2003	6.3299	7.6975	133,694
	2002	8.1168	6.3299	143,884
	2001	-	8.1168	169,670
	2000	10.0000	-	0

Massachusetts Investors Trust Series - Level 2
	2004	7.6573	8.4763	2,272,435
	2003	6.3064	7.6573	2,500,230
	2002	8.0990	6.3064	2,738,808
	2001	9.7233	8.0990	2,859,591
	2000	10.0000	9.7233	662,105

Massachusetts Investors Trust Series - Level 3
	2004	7.6307	8.4383	134,419
	2003	6.2908	7.6307	196,419
	2002	8.0871	6.2908	251,705
	2001	9.7190	8.0871	287,353
	2000	10.0000	9.7190	106,576

Massachusetts Investors Trust Series - Level 4
	2004	7.6173	8.4192	2,472,606
	2003	6.2830	7.6173	2,710,296
	2002	8.0812	6.2830	2,993,672
	2001	9.7168	8.0812	3,238,309
	2000	10.0000	9.7168	744,449

Massachusetts Investors Trust Series - Level 5
	2004	7.5907	8.3813	5,259,871
	2003	6.2674	7.5907	5,757,625
	2002	8.0693	6.2674	6,256,339
	2001	9.7125	8.0693	7,010,803
	2000	10.0000	9.7125	1,982,246

Massachusetts Investors Trust Series - Level 6
	2004	7.5510	8.3247	2,133,775
	2003	6.2441	7.5510	2,342,417
	2002	8.0516	6.2441	2,414,055
	2001	9.7050	8.0516	2,739,234
	2000	10.0000	9.7060	623,357

Mid Cap Growth S Class - Level 1
	2004	6.8661	7.7683	10,253
	2003	5.0501	6.8661	12,870
	2002	-	5.0501	23,576
	2001	10.0000	-	0

Mid Cap Growth S Class - Level 2
	2004	6.8417	7.7289	312,839
	2003	5.0398	6.8417	365,969
	2002	9.6505	5.0398	334,570
	2001	10.0000	9.6505	68,341

Mid Cap Growth S Class - Level 4
	2004	6.8173	7.6896	235,067
	2003	5.0295	6.8173	223,376
	2002	9.6454	5.0295	218,225
	2001	10.0000	9.6454	58,437

Mid Cap Growth S Class - Level 5
	2004	6.8011	7.6635	266,087
	2003	5.0226	6.8011	289,553
	2002	9.6420	5.0226	296,163
	2001	10.0000	9.6420	73,830

Mid Cap Growth S Class - Level 6
	2004	6.7768	7.6246	358,960
	2003	5.0123	6.7768	413,368
	2002	9.6369	5.0123	375,433
	2001	10.0000	9.6369	97,210

Mid Cap Growth Series - Level 2
	2004	4.9998	5.6649	461,018
	2003	3.6684	4.9998	480,684
	2002	7.0234	3.6684	395,586
	2001	9.2503	7.0234	432,824
	2000	10.0000	9.2503	34,282

Mid Cap Growth Series - Level 3
	2004	4.9831	5.6403	152,487
	2003	3.6599	4.9831	178,259
	2002	7.0142	3.6599	86,131
	2001	9.2475	7.0142	166,380
	2000	10.0000	9.2475	32,880

Mid Cap Growth Series - Level 4
	2004	4.9747	5.6279	953,546
	2003	3.6556	4.9747	991,837
	2002	7.0095	3.6556	765,488
	2001	9.2461	7.0095	759,585
	2000	10.0000	9.2461	135,289

Mid Cap Growth Series - Level 5
	2004	4.9581	5.6034	1,403,084
	2003	3.6471	4.9581	1,359,098
	2002	7.0003	3.6471	1,074,028
	2001	9.2434	7.0003	1,086,103
	2000	10.0000	9.2434	257,499

Mid Cap Growth Series - Level 6
	2004	4.9332	5.5668	528,518
	2003	3.6343	4.9332	465,926
	2002	6.9864	3.6343	394,997
	2001	9.2393	6.9864	430,208
	2000	10.0000	9.2393	44,338

Mid Cap Value S Class - Level 2
	2004	10.2596	12.3472	69,805
	2003	7.8685	10.2596	23,832
	2002	10.0000	7.8685	11,064

Mid Cap Value S Class - Level 4
	2004	10.2336	12.2972	15,132
	2003	7.8605	10.2336	6,335
	2002	10.0000	7.8605	380

Mid Cap Value S Class - Level 5
	2004	10.2163	12.2639	19,119
	2003	7.8551	10.2163	13,380
	2002	10.0000	7.8551	4,031

Mid Cap Value S Class - Level 6
	2004	10.1903	12.2140	52,662
	2003	7.8471	10.1903	28,832
	2002	10.0000	7.8471	3,925

Money Market S Class - Level 1
	2004	9.9778	9.9345	14,034
	2003	10.0406	9.9778	17,847
	2002	-	10.0406	24,443
	2001	10.0000	-	0

Money Market S Class - Level 2
	2004	9.9423	9.8841	155,812
	2003	10.0201	9.9423	271,380
	2002	10.0340	10.0201	418,389
	2001	10.0000	10.0340	191,268

Money Market S Class - Level 4
	2004	9.9069	9.8340	125,723
	2003	9.9996	9.9069	164,910
	2002	10.0287	9.9996	218,883
	2001	10.0000	10.0287	49,529

Money Market S Class - Level 5
	2004	9.8834	9.8006	173,397
	2003	9.9860	9.8834	279,831
	2002	10.0252	9.9860	218,587
	2001	10.0000	10.0252	141,648

Money Market S Class - Level 6
	2004	9.8482	9.7508	235,311
	2003	9.9656	9.8482	289,189
	2002	10.0200	9.9656	617,199
	2001	10.0000	10.0200	130,910

Money Market Series - Level 1
	2004	10.4993	10.4798	15,914
	2003	10.5390	10.4993	95,047
	2002	10.5115	10.5390	155,667
	2001	10.2312	10.5115	79,558
	2000	10.0000	10.2312	16,332

Money Market Series - Level 2
	2004	10.4444	10.4092	571,104
	2003	10.4998	10.4444	686,478
	2002	10.4884	10.4998	993,215
	2001	10.2243	10.4884	1,040,145
	2000	10.0000	10.2243	156,253

Money Market Series - Level 3
	2004	10.4081	10.3625	79,067
	2003	10.4739	10.4081	34,522
	2002	10.4730	10.4739	36,713
	2001	-	10.4730	123,279
	2000	10.0000	-	0

Money Market Series - Level 4
	2004	10.3899	10.3391	439,704
	2003	10.4609	10.3899	641,289
	2002	10.4653	10.4609	1,204,431
	2001	10.2174	10.4653	960,392
	2000	10.0000	10.2174	136,521

Money Market Series - Level 5
	2004	10.3536	10.2925	988,143
	2003	10.4349	10.3536	1,435,344
	2002	10.4499	10.4349	2,229,770
	2001	10.2128	10.4499	1,927,332
	2000	10.0000	10.2128	324,280

Money Market Series - Level 6
	2004	10.2994	10.2230	608,476
	2003	10.3961	10.2994	672,274
	2002	10.4269	10.3961	1,078,039
	2001	10.2059	10.4269	1,066,254
	2000	10.0000	10.2059	204,046

New Discovery S Class - Level 1
	2004	9.0569	9.6131	15,137
	2003	6.7759	9.0569	2,714
	2002	-	6.7759	8,241
	2001	10.0000	-	0

New Discovery S Class - Level 2
	2004	9.0246	9.5643	297,705
	2003	6.7620	9.0246	308,151
	2002	10.3117	6.7620	300,895
	2001	10.0000	10.3117	61,550

New Discovery S Class - Level 4
	2004	8.9925	9.5158	211,386
	2003	6.7482	8.9925	196,676
	2002	10.3063	6.7482	185,652
	2001	10.0000	10.3063	54,539

New Discovery S Class - Level 5
	2004	8.9712	9.4835	200,262
	2003	6.7390	8.9712	207,765
	2002	10.3027	6.7390	228,753
	2001	10.0000	10.3027	55,437

New Discovery S Class - Level 6
	2004	8.9392	9.4353	332,182
	2003	6.7252	8.9392	354,101
	2002	10.2973	6.7252	322,637
	2001	10.0000	10.2973	90,757

New Discovery Series - Level 1
	2004	7.1264	7.5831	54,287
	2003	5.3207	7.1264	40,137
	2002	8.0771	5.3207	43,608
	2001	-	8.0771	50,623
	2000	10.0000	-	0

New Discovery Series - Level 2
	2004	7.0891	7.5319	787,455
	2003	5.3009	7.0891	822,990
	2002	8.0592	5.3009	901,138
	2001	8.5929	8.0592	831,361
	2000	10.0000	8.5929	228,703

New Discovery Series - Level 3
	2004	7.0644	7.4980	152,016
	2003	5.2877	7.0644	206,314
	2002	8.0474	5.2877	182,505
	2001	8.589	8.0474	152,692
	2000	10.0000	8.589	96,431

New Discovery Series - Level 4
	2004	7.0520	7.4811	765,838
	2003	5.2811	7.0520	813,037
	2002	8.0414	5.2811	834,640
	2001	8.5870	8.0414	944,750
	2000	10.0000	8.5870	333,331

New Discovery Series - Level 5
	2004	7.0272	7.4473	1,875,631
	2003	5.2679	7.0272	1,960,188
	2002	8.0295	5.2679	2,151,270
	2001	8.5831	8.0295	2,219,925
	2000	10.0000	8.5831	830,845

New Discovery Series - Level 6
	2004	6.9904	7.3969	755,691
	2003	5.2482	6.9904	772,875
	2002	8.0117	5.2482	858,897
	2001	8.5772	8.0117	862,727
	2000	10.0000	8.5772	274,903

Research S Class - Level 2
	2004	8.8027	10.0533	139,745
	2003	7.1234	8.8027	150,723
	2002	9.6537	7.1234	135,115
	2001	10.0000	9.6537	49,444

Research S Class - Level 4
	2004	8.7714	10.0023	60,825
	2003	7.1088	8.7714	59,931
	2002	9.6487	7.1088	55,571
	2001	10.0000	9.6487	13,838

Research S Class - Level 5
	2004	8.7506	9.9684	90,677
	2003	7.0991	8.7506	88,135
	2002	9.6453	7.0991	91,700
	2001	10.0000	9.6453	34,917

Research S Class - Level 6
	2004	8.7194	9.9177	130,878
	2003	7.0845	8.7194	129,238
	2002	9.6402	7.0845	132,203
	2001	10.0000	9.6402	35,256

Research Series - Level 2
	2004	6.3274	7.2445	666,854
	2003	5.1078	6.3274	717,775
	2002	6.9027	5.1078	795,645
	2001	8.8839	6.9027	861,345
	2000	10.0000	8.8839	287,774

Research Series - Level 3
	2004	6.3055	7.2120	110,782
	2003	5.0952	6.3055	148,142
	2002	6.8927	5.0952	148,701
	2001	8.88	6.8927	147,430
	2000	10.0000	8.88	136,123

Research Series - Level 4
	2004	6.2945	7.1958	782,682
	2003	5.0889	6.2945	874,613
	2002	6.8877	5.0889	982,768
	2001	8.8781	6.8877	1,230,427
	2000	10.0000	8.8781	474,565

Research Series - Level 5
	2004	6.2726	7.1634	1,674,691
	2003	5.0763	6.2726	1,880,715
	2002	6.8776	5.0763	2,050,835
	2001	8.8742	6.8776	2,382,899
	2000	10.0000	8.8742	1,097,956

Research Series - Level 6
	2004	6.2398	7.1152	657,509
	2003	5.0575	6.2398	744,066
	2002	6.8626	5.0575	783,525
	2001	8.8684	6.8626	967,476
	2000	10.0000	8.8684	377,470

Research Growth and Income S Class - Level 2
	2004	9.6964	10.9542	97,130
	2003	7.6938	9.6964	114,440
	2002	9.9300	7.6938	116,190
	2001	10.0000	9.9300	27,660

Research Growth and Income S Class - Level 4
	2004	9.6619	10.8986	68,788
	2003	7.6780	9.6619	72,429
	2002	9.9248	7.6780	61,732
	2001	10.0000	9.9248	18,805

Research Growth and Income S Class - Level 5
	2004	9.6389	10.8616	88,499
	2003	7.6675	9.6389	77,578
	2002	9.9213	7.6675	78,770
	2001	10.0000	9.9213	10,756

Research Growth and Income S Class - Level 6
	2004	9.6046	10.8064	79,142
	2003	7.6518	9.6046	84,063
	2002	9.9161	7.6518	86,195
	2001	10.0000	9.9161	14,297

Research Growth and Income Series - Level 1
	2004	-	9.9263	22,493
	2003	-	-	0
	2002	-	-	0
	2001	-	-	0
	2000	10.0000	-	0

Research Growth and Income Series - Level 2
	2004	8.7018	9.8599	170,032
	2003	6.8846	8.7018	170,427
	2002	8.8614	6.8846	191,207
	2001	10.0616	8.8614	195,186
	2000	10.0000	10.0616	41,097

Research Growth and Income Series - Level 3
	2004	8.6718	9.8160	11,571
	2003	6.8678	8.6718	12,020
	2002	8.8488	6.8678	12,495
	2001	10.0574	8.8488	11,466
	2000	10.0000	10.0574	11,505

Research Growth and Income Series - Level 4
	2004	8.6568	9.7940	270,623
	2003	6.8594	8.6568	233,007
	2002	8.8424	6.8594	241,575
	2001	10.0554	8.8424	313,472
	2000	10.0000	10.0554	70,162

Research Growth and Income Series - Level 5
	2004	8.6268	9.7501	536,792
	2003	6.8425	8.6268	465,972
	2002	8.8297	6.8425	432,027
	2001	10.0512	8.8297	459,458
	2000	10.0000	10.0512	127,800

Research Growth and Income Series - Level 6
	2004	8.5820	9.6848	259,958
	2003	6.8174	8.5820	237,295
	2002	8.8107	6.8174	182,198
	2001	10.0449	8.8107	185,276
	2000	10.0000	10.0449	40,111

Research International S Class - Level 2
	2004	10.8557	12.9797	65,096
	2003	8.2320	10.8557	63,566
	2002	9.4240	8.2320	66,801
	2001	10.0000	9.4240	19,725

Research International S Class - Level 4
	2004	10.8171	12.9139	49,898
	2003	8.2152	10.8171	47,960
	2002	9.4191	8.2152	51,543
	2001	10.0000	9.4191	16,136

Research International S Class - Level 5
	2004	10.7914	12.8701	45,407
	2003	8.2040	10.7914	44,321
	2002	9.4158	8.2040	42,071
	2001	10.0000	9.4158	20,121

Research International S Class - Level 6
	2004	10.7529	12.8047	109,295
	2003	8.1872	10.7529	101,340
	2002	9.4108	8.1872	100,325
	2001	10.0000	9.4108	33,371

Research International Series - Level 2
	2004	8.3947	10.0571	295,630
	2003	6.3443	8.3947	313,117
	2002	7.2505	6.3443	344,106
	2001	8.919	7.2505	350,771
	2000	10.0000	8.919	147,311

Research International Series - Level 3
	2004	8.3654	10.0118	114,859
	2003	6.3285	8.3654	108,984
	2002	7.2399	6.3285	137,859
	2001	8.915	7.2399	140,166
	2000	10.0000	8.915	75,847

Research International Series - Level 4
	2004	8.3507	9.9892	291,474
	2003	6.3206	8.3507	289,102
	2002	7.2345	6.3206	313,175
	2001	8.9129	7.2345	421,744
	2000	10.0000	8.9129	160,450

Research International Series - Level 5
	2004	8.3215	9.9441	964,759
	2003	6.3049	8.3215	891,768
	2002	7.2238	6.3049	1,037,328
	2001	8.9089	7.2238	1,130,011
	2000	10.0000	8.9089	459,368

Research International Series - Level 6
	2004	8.2779	9.8769	242,634
	2003	6.2814	8.2779	228,023
	2002	7.2078	6.2814	240,894
	2001	8.9028	7.2078	270,557
	2000	10.0000	8.9028	113,049

Strategic Growth S Class - Level 1
	2004	8.4834	8.9512	5,955
	2003	6.7447	8.4834	5,955
	2002	-	6.7447	5,955
	2001	10.0000	-	0

Strategic Growth S Class - Level 2
	2004	8.4532	8.9058	80,529
	2003	6.7309	8.4532	80,261
	2002	9.7478	6.7309	66,771
	2001	10.0000	9.7478	21,986

Strategic Growth S Class - Level 4
	2004	8.4231	8.8606	59,789
	2003	6.7172	8.4231	64,115
	2002	9.7427	6.7172	55,272
	2001	10.0000	9.7427	19,053

Strategic Growth S Class - Level 5
	2004	8.4031	8.8305	90,929
	2003	6.7080	8.4031	78,869
	2002	9.7393	6.7080	71,839
	2001	10.0000	9.7393	23,520

Strategic Growth S Class - Level 6
	2004	8.3731	8.7856	93,975
	2003	6.6942	8.3731	125,281
	2002	9.7341	6.6942	109,601
	2001	10.0000	9.7341	29,775

Strategic Growth Series - Level 1
	2004	5.5287	5.8468	55,611
	2003	4.3789	5.5287	82,417
	2002	6.3278	4.3789	83,029
	2001	-	6.3278	82,700
	2000	10.0000	-	0

Strategic Growth Series - Level 2
	2004	5.4999	5.8075	263,245
	2003	4.3627	5.4999	303,662
	2002	6.3140	4.3627	303,300
	2001	8.4758	6.3140	422,409
	2000	10.0000	8.4758	135,296

Strategic Growth Series - Level 3
	2004	5.4809	5.7815	40,954
	2003	4.3520	5.4809	50,247
	2002	6.3049	4.3520	51,927
	2001	8.472112	6.3049	53,513
	2000	10.0000	8.472112	25,507

Strategic Growth Series - Level 4
	2004	5.4713	5.7685	412,274
	2003	4.3466	5.4713	500,309
	2002	6.3003	4.3466	449,572
	2001	8.4703	6.3003	569,841
	2000	10.0000	8.4703	261,952

Strategic Growth Series - Level 5
	2004	5.4523	5.7426	889,031
	2003	4.3359	5.4523	957,362
	2002	6.2911	4.3359	1,022,810
	2001	8.4666	6.2911	1,322,478
	2000	10.0000	8.4666	599,690

Strategic Growth Series - Level 6
	2004	5.4238	5.7039	277,064
	2003	4.3198	5.4238	300,915
	2002	6.2774	4.3198	304,685
	2001	8.4612	6.2774	367,868
	2000	10.0000	8.4612	136,093

Strategic Income S Class - Level 2
	2004	11.8921	12.6752	130,079
	2003	10.6959	11.8921	150,240
	2002	10.0890	10.6959	122,527
	2001	10.0000	10.0890	39,804

Strategic Income S Class - Level 4
	2004	11.8498	12.6110	78,301
	2003	10.6740	11.8498	100,899
	2002	10.0838	10.6740	91,947
	2001	10.0000	10.0838	28,064

Strategic Income S Class - Level 5
	2004	11.8216	12.5682	54,075
	2003	10.6595	11.8216	62,544
	2002	10.0802	10.6595	69,454
	2001	10.0000	10.0802	23,560

Strategic Income S Class - Level 6
	2004	11.7795	12.5043	197,071
	2003	10.6377	11.7795	126,816
	2002	10.0749	10.6377	109,164
	2001	10.0000	10.0749	28,762

Strategic Income Series - Level 1
	2004	-	-	0
	2003	-	-	0
	2002	10.2818	-	0
	2001	-	10.2818	24,506
	2000	10.0000	-	0

Strategic Income Series - Level 2
	2004	12.1641	12.9910	158,087
	2003	10.9008	12.1641	166,495
	2002	10.2595	10.9008	153,378
	2001	10.0431	10.2595	162,361
	2000	10.0000	10.0431	28,461

Strategic Income Series - Level 3
	2004	12.1221	12.9329	68,461
	2003	10.8740	12.1221	83,759
	2002	10.2447	10.8740	97,924
	2001	10.0388	10.2447	28,891
	2000	10.0000	10.0388	26,165

Strategic Income Series - Level 4
	2004	12.1010	12.9039	219,512
	2003	10.8607	12.1010	239,679
	2002	10.2373	10.8607	229,679
	2001	10.0366	10.2373	189,969
	2000	10.0000	10.0366	65,392

Strategic Income Series - Level 5
	2004	12.0590	12.8460	396,767
	2003	10.8340	12.0590	439,995
	2002	10.2225	10.8340	389,997
	2001	10.0324	10.2225	338,348
	2000	10.0000	10.0324	91,957

Strategic Income Series - Level 6
	2004	11.9963	12.7597	163,428
	2003	10.7940	11.9963	156,597
	2002	10.2003	10.7940	139,701
	2001	10.0259	10.2003	94,467
	2000	10.0000	10.0259	22,010

Strategic Value S Class - Level 2
	2004	9.8420	11.4572	51,916
	2003	7.8388	9.8420	47,299
	2002	-	7.8388	5,294
	2001	10.0000	-	0

Strategic Value S Class - Level 4
	2004	9.8170	11.4108	25,385
	2003	-	9.8170	10,000
	2002	-	-	0
	2001	10.0000	-	0

Strategic Value S Class - Level 5
	2004	9.8003	11.3798	28,334
	2003	7.8254	9.8003	16,462
	2002	-	7.8254	6,704
	2001	10.0000	-	0

Strategic Value S Class - Level 6
	2004	9.7754	11.3336	13,234
	2003	7.8174	9.7754	2,266
	2002	-	7.8174	485
	2001	10.0000	-	0

Strategic Value Series - Level 1
	2004	-	12.6757	10,790
	2003	-	-	0
	2002	-	-	0
	2001	10.0000	-	0

Strategic Value Series - Level 2
	2004	9.9495	12.5910	114,728
	2003	7.5324	9.9495	89,268
	2002	-	7.5324	92,940
	2001	10.0000	-	0

Strategic Value Series - Level 3
	2004	9.9153	12.5349	19,530
	2003	7.5140	9.9153	6,936
	2002	-	7.5140	554
	2001	10.0000	-	0

Strategic Value Series - Level 4
	2004	9.8981	12.5069	148,457
	2003	7.5048	9.8981	101,023
	2002	-	7.5048	92,400
	2001	10.0000	-	0

Strategic Value Series - Level 5
	2004	9.8639	12.4509	328,178
	2003	7.4865	9.8639	265,678
	2002	-	7.4865	230,238
	2001	10.0000	-	0

Strategic Value Series - Level 6
	2004	9.8127	12.3675	126,374
	2003	7.4590	9.8127	89,945
	2002	-	7.4590	75,784
	2001	10.0000	-	0

Technology S Class - Level 2
	2004	7.4183	7.4769	36,836
	2003	5.1628	7.4183	30,157
	2002	9.7402	5.1628	23,128
	2001	10.0000	9.7402	12,839

Technology S Class - Level 4
	2004	7.3919	7.4390	25,376
	2003	5.1522	7.3919	30,969
	2002	9.7350	5.1522	19,643
	2001	10.0000	9.7350	5,304

Technology S Class - Level 5
	2004	7.3743	7.4137	33,865
	2003	5.1451	7.3743	36,286
	2002	9.7316	5.1451	26,130
	2001	10.0000	9.7316	11,096

Technology S Class - Level 6
	2004	7.3480	7.3760	54,394
	2003	5.1346	7.3480	60,487
	2002	9.7265	5.1346	46,358
	2001	10.0000	9.7265	15,967

Technology Series - Level 1
	2004	-	-	0
	2003	2.5067	-	0
	2002	4.6876	2.5067	15,458
	2001	7.7449	4.6876	18,196
	2000	10.0000	7.7449	21,540

Technology Series - Level 2
	2004	3.5893	3.6344	326,152
	2003	2.4974	3.5893	361,176
	2002	4.6773	2.4974	332,028
	2001	7.739844	4.6773	443,520
	2000	10.0000	7.7398	141,204

Technology Series - Level 3
	2004	3.5768	3.6181	34,093
	2003	2.4912	3.5768	34,337
	2002	4.6705	2.4912	44,676
	2001	7.7365	4.6705	46,369
	2000	10.0000	7.7365	41,719

Technology Series - Level 4
	2004	3.5706	3.6100	358,078
	2003	2.4881	3.5706	417,202
	2002	4.6671	2.4881	391,228
	2001	7.73477	4.6671	546,351
	2000	10.0000	7.73477	183,811

Technology Series - Level 5
	2004	3.5581	3.5937	970,660
	2003	2.4820	3.5581	1,063,824
	2002	4.6603	2.4820	1,106,441
	2001	7.7314	4.6603	1,328,675
	2000	10.0000	7.7314	644,712

Technology Series - Level 6
	2004	3.5395	3.5694	349,183
	2003	2.4727	3.5395	384,036
	2002	4.6500	2.4727	388,336
	2001	7.7263	4.6500	475,894
	2000	10.0000	7.7263	156,214

Total Return S Class - Level 1
	2004	10.7517	11.8301	72,884
	2003	9.2957	10.7517	52,090
	2002	-	9.2957	40,484
	2001	10.0000	-	0

Total Return S Class - Level 2
	2004	10.7135	11.7701	1,664,486
	2003	9.2767	10.7135	1,685,029
	2002	9.9714	9.2767	1,631,384
	2001	10.0000	9.9714	374,067

Total Return S Class - Level 4
	2004	10.6754	11.7105	1,196,282
	2003	9.2578	10.6754	1,216,754
	2002	9.9661	9.2578	1,116,531
	2001	10.0000	9.9661	280,852

Total Return S Class - Level 5
	2004	10.6500	11.6708	1,036,308
	2003	9.2451	10.6500	1,099,716
	2002	9.9626	9.2451	1,071,308
	2001	10.0000	9.9626	350,484

Total Return S Class - Level 6
	2004	10.6121	11.6114	1,576,534
	2003	9.2262	10.6121	1,592,618
	2002	9.9574	9.2262	1,520,723
	2001	10.0000	9.9574	331,868

Total Return Series - Level 1
	2004	12.0753	13.3254	61,546
	2003	10.4115	12.0753	61,447
	2002	11.1542	10.4115	57,959
	2001	-	11.1542	15,206
	2000	10.0000	-	0

Total Return Series - Level 2
	2004	12.0125	13.2361	1,833,489
	2003	10.3732	12.0125	1,931,209
	2002	11.1300	10.3732	1,996,722
	2001	11.2029	11.1300	1,814,986
	2000	10.0000	11.2029	219,370

Total Return Series - Level 3
	2004	11.9709	13.1769	36,532
	2003	10.3477	11.9709	99,853
	2002	11.1139	10.3477	80,814
	2001	11.1981	11.1139	87,756
	2000	10.0000	11.1981	10,625

Total Return Series - Level 4
	2004	11.9501	13.1473	2,098,701
	2003	10.3350	11.9501	2,197,856
	2002	11.1058	10.3350	2,203,585
	2001	11.1957	11.1058	1,975,555
	2000	10.0000	11.1957	325,729

Total Return Series - Level 5
	2004	11.9086	13.0883	3,642,030
	2003	10.3095	11.9086	3,689,076
	2002	11.0897	10.3095	3,762,588
	2001	11.1909	11.0897	3,267,013
	2000	10.0000	11.1909	556,497

Total Return Series - Level 6
	2004	11.8466	13.0003	1,472,580
	2003	10.2715	11.8466	1,567,035
	2002	11.0656	10.2715	1,613,058
	2001	11.1836	11.0656	1,345,337
	2000	10.0000	11.1836	188,022

Utilities S Class - Level 1
	2004	9.0382	11.6332	6,329
	2003	6.7114	9.0382	6,329
	2002	-	6.7114	6,402
	2001	10.0000	-	0

Utilities S Class - Level 2
	2004	9.0060	11.5742	167,565
	2003	6.6976	9.0060	186,540
	2002	8.9330	6.6976	184,744
	2001	10.0000	8.9330	84,371

Utilities S Class - Level 4
	2004	8.9740	11.5155	169,320
	2003	6.6839	8.9740	170,444
	2002	8.9283	6.6839	171,535
	2001	10.0000	8.9283	80,157

Utilities S Class - Level 5
	2004	8.9527	11.4765	191,981
	2003	6.6748	8.9527	197,553
	2002	8.9252	6.6748	166,263
	2001	10.0000	8.9252	63,193

Utilities S Class - Level 6
	2004	8.9208	11.4181	262,312
	2003	6.6611	8.9208	274,500
	2002	8.9204	6.6611	275,249
	2001	10.0000	8.9204	104,577

Utilities Series - Level 1
	2004	-	-	0
	2003	-	-	0
	2002	-	-	0
	2001	-	11.1280	24,071
	2000	10.0000	-	0

Utilities Series - Level 2
	2004	7.3513	9.4737	838,147
	2003	5.4579	7.3513	914,416
	2002	11.1038	5.4579	1,041,506
	2001	9.6922	11.1038	761,810
	2000	10.0000	9.6922	348,917

Utilities Series - Level 3
	2004	7.3257	9.4310	118,989
	2003	5.4443	7.3257	120,772
	2002	11.0877	5.4443	139,608
	2001	9.6878	11.0877	201,491
	2000	10.0000	9.6878	95,664

Utilities Series - Level 4
	2004	7.3128	9.4097	968,865
	2003	5.4376	7.3128	1,075,912
	2002	11.0796	5.4376	1,235,629
	2001	9.6856	11.0796	1,045,431
	2000	10.0000	9.6856	487,384

Utilities Series - Level 5
	2004	7.2872	9.3673	1,814,554
	2003	5.4240	7.2872	1,991,221
	2002	11.0635	5.4240	2,028,333
	2001	9.6812	11.0635	2,162,825
	2000	10.0000	9.6812	985,298

Utilities Series - Level 6
	2004	7.2490	9.3039	708,717
	2003	5.4038	7.2490	779,709
	2002	11.0393	5.4038	819,074
	2001	9.6745	11.0393	653,989
	2000	10.0000	9.6745	245,771

Value S Class - Level 1
	2004	10.3627	11.8163	18,613
	2003	8.3681	10.3627	22,153
	2002	-	8.3681	41,706
	2001	10.0000	-	0

Value S Class - Level 2
	2004	10.3259	11.7564	572,765
	2003	8.3510	10.3259	593,073
	2002	9.7998	8.3510	539,530
	2001	10.0000	9.7998	151,651

Value S Class - Level 4
	2004	10.2892	11.6967	418,509
	2003	8.3339	10.2892	417,138
	2002	9.7947	8.3339	355,618
	2001	10.0000	9.7947	112,398

Value S Class - Level 5
	2004	10.2647	11.6570	485,708
	2003	8.3225	10.2647	474,717
	2002	9.7912	8.3225	488,034
	2001	10.0000	9.7912	146,165

Value S Class - Level 6
	2004	10.2281	11.5978	651,114
	2003	8.3055	10.2281	691,789
	2002	9.7861	8.3055	711,008
	2001	10.0000	9.7861	200,083

Value Series - Level 1
	2004	-	13.5088	22,645
	2003	9.5211	-	0
	2002	11.1280	9.5211	23,527
	2001	-	11.1280	24,071
	2000	10.0000	-	0

Value Series - Level 2
	2004	11.7506	13.4181	873,417
	2003	9.4859	11.7506	728,481
	2002	11.1038	9.4859	798,403
	2001	12.1428	11.1038	761,810
	2000	10.0000	12.1428	112,270

Value Series - Level 3
	2004	11.7098	13.3579	210,433
	2003	9.4626	11.7098	196,432
	2002	11.0877	9.4626	209,708
	2001	12.1376	11.0877	201,491
	2000	10.0000	12.1376	20,757

Value Series - Level 4
	2004	11.6895	13.3279	1,064,563
	2003	9.4509	11.6895	1,096,910
	2002	11.0796	9.4509	1,076,900
	2001	12.1349	11.0796	1,045,431
	2000	10.0000	12.1349	131,403

Value Series - Level 5
	2004	11.6488	13.2680	2,126,854
	2003	9.4275	11.6488	2,237,046
	2002	11.0635	9.4275	2,289,774
	2001	12.1296	11.0635	2,162,825
	2000	10.0000	12.1296	329,803

Value Series - Level 6
	2004	11.5880	13.1787	798,990
	2003	9.3926	11.5880	802,336
	2002	11.0393	9.3926	772,980
	2001	12.1217	11.0393	653,989
	2000	10.0000	12.1217	40,111

* From commencement of operations on July 17, 2000 to December 31, 2000.

** From commencement of operations on September 11, 2000 to December 31, 2000.

APPENDIX J

INVESTMENT OPTIONS AND EXPENSES FOR INITIAL CLASS SHARES

The variable Fund options shown in this prospectus are the "Service Class" shares of the MFS/Sun Life Series Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to Owners of such Contracts:
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
MFS/ Sun Life Core Equity Series	MFS/ Sun Life Mid Cap Growth Series
MFS/ Sun Life Global Total Return Series	Small-Cap Growth Equity Funds
MFS/ Sun Life International Value Series	MFS/ Sun Life New Discovery Series
MFS/Sun Life Total Return Series	Large-Cap Growth Sector Equity Funds
MFS/ Sun Life Value Series	MFS/ Sun Life Technology Series
Large-Cap Blend Equity Funds	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Capital Opportunities Series	MFS/ Sun Life Utilities Series
MFS/ Sun Life Emerging Markets Equity Series	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Research Series	MFS/ Sun Life Global Governments Series
MFS/ Sun Life Research International Series	Medium-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Bond Series
MFS/ Sun Life Capital Appreciation Series	MFS/ Sun Life Strategic Income Series
MFS/ Sun Life Emerging Growth Series	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Global Growth Series	MFS/ Sun Life High Yield Series
MFS/ Sun Life International Growth Series	Money Market Funds
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life Money Market Series
Stock Series
MFS/ Sun Life Strategic Growth Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense rations. The "Total Annual Fund Operating Expenses" under the heading "FEES AND EXPENSES" and accompanying "EXAMPLE" associated with Initial Class expenses are shown below:
Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.58%	1.35%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration, fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's Prospectus.

EXAMPLE

*  *  *  *  *
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$912	$1,474	$2,054	$3,341
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$303	$927	$1,577	$3,341

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481